Exhibit 32.2

Section 906 Certification of the
Chief Financial Officer

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 40-F (the “Form 40-F”) for the period ended December 31, 2004 of Call-Net Enterprises Inc.

I, Roy Graydon, the Executive Vice President and Chief Financial Officer of Call-Net Enterprises Inc. certify that to the best of my knowledge:

(i)	the Form 40-F fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), as amended; and

(ii)	the information contained in the Form 40-F fairly presents, in all material respects, the financial condition and results of operations of Call-Net Enterprises Inc.

Dated: February 22, 2005.

/s/ Roy Graydon
Name: Roy Graydon Title: Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Call-Net Enterprises Inc. and will be retained by Call-Net and furnished to the Securities and Exchange Commission or its staff upon request.